SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

March 7, 2002
(Date of Report)

        CACI International Inc
(Exact name of registrant as specified in its Charter)

                         Delaware
(State or other jurisdiction of incorporation)

              0-8401
(Commission File Number)

                54-1345888
(IRS Employer Identification No.)

1100 N. Glebe Road
                Arlington, Virginia 22201
(Address of principal executive offices)(ZIP code)

                         (703) 841-7800
(Registrant's telephone number, including area code)

ITEM 5:   OTHER EVENTS AND REGULATION FD DISCLOSURE

In our definitive proxy statement for our annual meeting of stockholders held on November 29, 2001, we reported in the table entitled "Aggregated Option Exercises in Fiscal Year 2001 and Fiscal Year-End Option Values" that the value of Dr. J. P. London's unexercisable in-the-money stock options was $1,715,500 as of June 29, 2001. The value as of June 29, 2001 that we should have reported was $2,524,500. In the same table, we reported that the value realized by Jeffrey P. Elefante upon exercise of options during fiscal year 2001 was $557,298. The value that we should have reported was $551,063.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACI International Inc

Registrant

By:	/s/ Jeffrey P. Elefante

Jeffrey P. Elefante Executive Vice President, General Counsel and Secretary